Exhibit 99.1

E V E R C O R E
EVERCORE REPORTS FIRST QUARTER 2024 RESULTS;
INCREASES QUARTERLY DIVIDEND TO $0.80 PER SHARE

	First Quarter Results
	U.S. GAAP		Adjusted
	Q1 2024	Q1 2023	Q1 2024	Q1 2023
Net Revenues ($ mm)	$580.8	$572.1	$587.3	$577.8
Operating Income ($ mm)	$84.1	$106.9	$90.6	$115.5
Net Income Attributable to Evercore Inc. ($ mm)	$85.7	$83.4	$92.9	$93.3
Diluted Earnings Per Share	$2.09	$2.06	$2.13	$2.16
Compensation Ratio	66.8%	64.1%	66.0%	63.5%
Operating Margin	14.5%	18.7%	15.4%	20.0%
Effective Tax Rate	(7.7%)	14.9%	(9.3%)	15.2%

Business and Financial Highlights	■	First Quarter Net Revenues of $580.8 million on a U.S. GAAP basis and $587.3 million on an Adjusted basis increased 2% on both a U.S. GAAP and an Adjusted basis versus First Quarter 2023

	■	In the first quarter, we advised on five of the 15 largest global transactions, including:

■ General Electric on its $37 billion spin-off of GE Vernova

■ Synopsys on its acquisition of Ansys for $35 billion

■ Clayton Dubilier & Rice on its acquisition, alongside Stone Point Capital, of Truist Insurance from Truist Financial for $15.5 billion

■ Global Infrastructure Partners on its sale to BlackRock for $12.5 billion

■ Chesapeake Energy on its combination with Southwestern Energy for $11.3 billion

	■	Our Underwriting business gained momentum in the quarter with its strongest quarterly revenue since the fourth quarter of 2021 as the equity capital markets experienced stronger activity levels, particularly amongst IPOs

	■	Our Private Capital Advisory, Private Funds Group and Real Estate Strategic Advisory teams received multiple awards in the quarter from several publications, including Private Equity International, Private Debt Investor, Infrastructure Investor and Private Equity Real Estate, showcasing Evercore’s expertise in the space

Talent	■	One Investment Banking Senior Managing Director is committed to join Evercore in the second quarter, covering the asset and wealth management sector

	■	Three Equities Senior Managing Directors joined Evercore in the first quarter and in April; Sarah Bianchi, as Chief Strategist of International Political Affairs and Public Policy; Marcelo Pizzimbono, as Head of Sales; and Mark Lipacis, to lead research coverage of Semiconductor and Capital Equipment companies

Capital Return	■	Increased quarterly dividend 5% to $0.80 per share

	■	Returned $308.5 million to shareholders during the quarter through dividends and repurchases of 1.5 million shares at an average price of $177.04

NEW YORK, April 24, 2024 – Evercore Inc. (NYSE: EVR) today announced its results for the first quarter ended March 31, 2024.

LEADERSHIP COMMENTARY

John S. Weinberg, Chairman and Chief Executive Officer, "We begin 2024 on a strong note, having advised on some of the largest announced transactions year-to-date and we expect our activities to continue to build through the year. We are experiencing momentum in our businesses, and believe we are well-positioned to serve our clients as the environment continues to improve."

Roger C. Altman, Founder and Senior Chairman, "Evercore ended the first quarter ranked #4, among all firms, in the global league tables. That is one of the best starts we have ever had. And this market position reflects the steady expansion of the Firm and further broadening of our platform."

Evercore's quarterly results may fluctuate significantly due to the timing and amount of transaction fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Business Segments:

Evercore's business results are categorized into two segments: Investment Banking & Equities and Investment Management. Investment Banking & Equities includes providing advice to clients on mergers, acquisitions, divestitures and other strategic corporate transactions, as well as services related to securities underwriting, private placement services and commissions for agency-based equity trading services and equity research. Investment Management includes Wealth Management and interests in private equity funds which are not managed by the Company, as well as advising third-party investors through affiliates. See pages A-2 to A-7 for further information and reconciliations of these segment results to our U.S. GAAP consolidated results.

Non-GAAP Measures:

Throughout this release certain information is presented on an adjusted basis, which is a non-GAAP measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), and then those results are adjusted to exclude certain items and reflect the conversion of certain Evercore LP Units into Class A shares. Evercore believes that the disclosed adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

Evercore's Adjusted Diluted Shares Outstanding for the three months ended March 31, 2024 were higher than U.S. GAAP as a result of the inclusion of certain Evercore LP Units and Unvested Restricted Stock Units.

Further details of these adjustments, as well as an explanation of similar amounts for the three months ended March 31, 2023 are included in pages A-2 to A-7.

Selected Financial Data – U.S. GAAP Results

The following is a discussion of Evercore's consolidated results on a U.S. GAAP basis. See pages A-4 to A-6 for our business segment results.

Net Revenues

	U.S. GAAP
	Three Months Ended
	March 31, 2024	March 31, 2023	% Change
	(dollars in thousands)
Investment Banking & Equities:
Advisory Fees	$429,838	$462,562	(7%)
Underwriting Fees	55,535	22,883	143%
Commissions and Related Revenue	48,238	48,065	—%
Investment Management:
Asset Management and Administration Fees	18,699	15,958	17%
Other Revenue, net	28,505	22,675	26%
Net Revenues	$580,815	$572,143	2%

	Three Months Ended
	March 31, 2024	March 31, 2023	% Change
Total Number of Fees from Advisory and Underwriting Client Transactions(1)	227	217	5%
Total Number of Fees of at Least $1 million from Advisory and Underwriting Client Transactions(1)	91	78	17%

Total Number of Underwriting Transactions(1)	19	14	36%
Total Number of Underwriting Transactions as a Bookrunner(1)	16	12	33%

1. Includes Equity and Debt Underwriting Transactions.

	As of March 31,
	2024	2023	% Change
Assets Under Management ($ mm)(1)	$12,999	$11,017	18%

1. Assets Under Management reflect end of period amounts from our consolidated Wealth Management business.

Advisory Fees – First quarter Advisory Fees decreased $32.7 million, or 7%, year-over-year, reflecting a decline in revenue earned from large transactions during the first quarter of 2024.

Underwriting Fees – First quarter Underwriting Fees increased $32.7 million, or 143%, year-over-year, reflecting an increase in the number of transactions we participated in during the first quarter of 2024.

Commissions and Related Revenue – First quarter Commissions and Related Revenue increased $0.2 million year-over-year, primarily reflecting higher subscription fees, partially offset by lower trading commissions.

Asset Management and Administration Fees – First quarter Asset Management and Administration Fees increased $2.7 million, or 17%, year-over-year, driven by an increase in fees from Wealth Management clients, as associated AUM increased 18%, primarily from market appreciation.

Other Revenue – First quarter Other Revenue, net, increased $5.8 million, or 26%, year-over-year, primarily reflecting higher performance of our investment funds portfolio due to overall market appreciation, as well as higher returns on our fixed income investment portfolios, which primarily consist of U.S. treasury bills. The investment funds portfolio is used as an economic hedge against our deferred cash compensation program.

Expenses

	U.S. GAAP
	Three Months Ended
	March 31, 2024	March 31, 2023	% Change
	(dollars in thousands)
Employee Compensation and Benefits	$387,705	$366,872	6%
Compensation Ratio	66.8%	64.1%
Non-Compensation Costs	$108,990	$95,446	14%
Non-Compensation Ratio	18.8%	16.7%
Special Charges, Including Business Realignment Costs	$—	$2,921	NM

Employee Compensation and Benefits – First quarter Employee Compensation and Benefits increased $20.8 million, or 6%, year-over-year, reflecting a compensation ratio of 66.8% for the first quarter of 2024 versus 64.1% for the prior year period. The increase in Employee Compensation and Benefits compared to the prior year period principally reflects higher base salaries, higher compensation expense related to senior new hires and higher amortization of prior period deferred compensation awards. See "Deferred Compensation" for more information.

Non-Compensation Costs – First quarter Non-Compensation Costs increased $13.5 million, or 14%, year-over-year, primarily driven by increases in professional fees and travel and related expenses, as well as communications and information services, principally reflecting higher license fees and research services in the first quarter of 2024. This was partially offset by a decrease in bad debt expense. The first quarter Non-Compensation ratio of 18.8% increased from 16.7% for the prior year period.

Special Charges, Including Business Realignment Costs – First quarter 2023 Special Charges, Including Business Realignment Costs, relate to the write-off of non-recoverable assets in connection with the wind-down of the Company's operations in Mexico.

Effective Tax Rate

The first quarter effective tax rate was (7.7%) versus 14.9% for the prior year period. The effective tax rate is principally impacted by the deduction associated with the appreciation in the Firm's share price upon vesting of employee share-based awards above the original grant price. The first quarter provision for income taxes for 2024 reflects an additional tax benefit of $29.5 million versus $13.7 million for the prior year period, due to the net impact associated with the appreciation in our share price upon vesting of employee share-based awards above the original grant price.

Selected Financial Data – Adjusted Results

The following is a discussion of Evercore's consolidated results on an Adjusted basis. See pages 3 and A-2 to A-7 for further information and reconciliations of these metrics to our U.S. GAAP results. See pages A-4 to A-6 for our business segment results.

Adjusted Net Revenues

	Adjusted
	Three Months Ended
	March 31, 2024	March 31, 2023	% Change
	(dollars in thousands)
Investment Banking & Equities:
Advisory Fees(1)	$430,526	$462,633	(7%)
Underwriting Fees	55,535	22,883	143%
Commissions and Related Revenue	48,238	48,065	—%
Investment Management:
Asset Management and Administration Fees(2)	20,336	17,355	17%
Other Revenue, net	32,693	26,846	22%
Net Revenues	$587,328	$577,782	2%

1. Advisory Fees on an Adjusted basis reflect the reclassification of earnings related to our equity method investments in Luminis and Seneca Evercore of $0.7 million and $0.1 million for the three months ended March 31, 2024 and 2023, respectively.
2. Asset Management and Administration Fees on an Adjusted basis reflect the reclassification of earnings related to our equity method investments in Atalanta Sosnoff and ABS of $1.6 million and $1.4 million for the three months ended March 31, 2024 and 2023, respectively.

See page 4 for additional business metrics.

Advisory Fees – First quarter adjusted Advisory Fees decreased $32.1 million, or 7%, year-over-year, reflecting a decline in revenue earned from large transactions during the first quarter of 2024.

Underwriting Fees – First quarter Underwriting Fees increased $32.7 million, or 143%, year-over-year, reflecting an increase in the number of transactions we participated in during the first quarter of 2024.

Commissions and Related Revenue – First quarter Commissions and Related Revenue increased $0.2 million year-over-year, primarily reflecting higher subscription fees, partially offset by lower trading commissions.

Asset Management and Administration Fees – First quarter adjusted Asset Management and Administration Fees increased $3.0 million, or 17%, year-over-year, primarily driven by an increase in fees from Wealth Management clients, as associated AUM increased 18%, primarily from market appreciation. The increase was also driven by a 17% increase in equity in earnings of affiliates.

Other Revenue – First quarter adjusted Other Revenue, net, increased $5.8 million, or 22%, year-over-year, primarily reflecting higher performance of our investment funds portfolio due to overall market appreciation, as well as higher returns on our fixed income investment portfolios, which primarily consist of U.S. treasury bills. The investment funds portfolio is used as an economic hedge against our deferred cash compensation program.

Adjusted Expenses

	Adjusted
	Three Months Ended
	March 31, 2024	March 31, 2023	% Change
	(dollars in thousands)
Employee Compensation and Benefits	$387,705	$366,872	6%
Compensation Ratio	66.0%	63.5%
Non-Compensation Costs	$108,990	$95,446	14%
Non-Compensation Ratio	18.6%	16.5%

Employee Compensation and Benefits – First quarter adjusted Employee Compensation and Benefits increased $20.8 million, or 6%, year-over-year, reflecting an adjusted compensation ratio of 66.0% for the first quarter of 2024 versus 63.5% for the prior year period. The increase in adjusted Employee Compensation and Benefits compared to the prior year period principally reflects higher base salaries, higher compensation expense related to senior new hires and higher amortization of prior period deferred compensation awards. See "Deferred Compensation" for more information.

Non-Compensation Costs – First quarter adjusted Non-Compensation Costs increased $13.5 million, or 14%, year-over-year, primarily driven by increases in professional fees and travel and related expenses, as well as communications and information services, principally reflecting higher license fees and research services in the first quarter of 2024. This was partially offset by a decrease in bad debt expense. The first quarter adjusted Non-Compensation ratio of 18.6% increased from 16.5% for the prior year period.

Adjusted Effective Tax Rate

The first quarter adjusted effective tax rate was (9.3%) versus 15.2% for the prior year period. The adjusted effective tax rate is principally impacted by the deduction associated with the appreciation in the Firm's share price upon vesting of employee share-based awards above the original grant price. The first quarter adjusted provision for income taxes for 2024 reflects an additional tax benefit of $31.7 million versus $14.6 million for the prior year period, due to the net impact associated with the appreciation in our share price upon vesting of employee share-based awards above the original grant price.

Liquidity

The Company continues to maintain a strong balance sheet. As of March 31, 2024, cash and cash equivalents were $569.8 million, investment securities and certificates of deposit were $865.3 million and current assets exceeded current liabilities by $1.5 billion. Amounts due related to the Notes Payable were $373.8 million at March 31, 2024.

Headcount

As of March 31, 2024 and 2023, the Company employed approximately 2,225 and 2,135 people, respectively, worldwide.

As of March 31, 2024 and 2023, the Company employed 183(1) and 178(2) total Senior Managing Directors, respectively, in its Investment Banking & Equities segment, of which 142(1) and 138(2), respectively, were Investment Banking Senior Managing Directors.

(1) Senior Managing Director headcount as of March 31, 2024, adjusted to include one additional Investment Banking Senior Managing Director committed to join in the second quarter of 2024.
(2) Senior Managing Director headcount as of March 31, 2023, adjusted to include three additional Investment Banking Senior Managing Directors that joined in the second and third quarters of 2023.

Deferred Compensation

During the first quarter of 2024, the Company granted to certain employees 1.6 million unvested restricted stock units ("RSUs") (which were primarily granted in conjunction with the 2023 bonus awards) with a grant date fair value of $300.5 million.

In addition, during the first quarter of 2024, the Company granted $143.2 million of deferred cash awards to certain employees, related to our deferred cash compensation program, principally pursuant to 2023 bonus awards.

The Company recognized compensation expense related to RSUs and our deferred cash compensation program of $118.0 million and $106.8 million for the three months ended March 31, 2024 and 2023, respectively.

As of March 31, 2024, the Company had 5.3 million unvested RSUs with an aggregate grant date fair value of $764.2 million. RSUs are expensed over the service period of the award, subject to retirement eligibility, and generally vest over four years.

As of March 31, 2024, the Company expects to pay an aggregate of $375.4 million related to our deferred cash compensation program at various dates through 2028, subject to certain vesting events. Amounts due pursuant to this program are expensed over the service period of the award, subject to retirement eligibility, and are reflected in Accrued Compensation and Benefits, a component of current liabilities.

Capital Return Transactions

On April 23, 2024, the Board of Directors of Evercore declared a quarterly dividend of $0.80 per share to be paid on June 14, 2024 to common stockholders of record on May 31, 2024.

During the first quarter, the Company repurchased 0.9 million shares from employees for the net settlement of stock-based compensation awards at an average price per share of $176.35, and 0.6 million shares at an average price per share of $178.21 in open market transactions pursuant to the Company's share repurchase program. The aggregate 1.5 million shares were acquired at an average price per share of $177.04.

Conference Call

Evercore will host a related conference call beginning at 8:00 a.m. Eastern Time, Wednesday, April 24, 2024, accessible via telephone and webcast. Investors and analysts may participate in the live conference call by dialing (800) 225-9448 (toll-free domestic) or (203) 518-9708 (international); passcode: EVRQ124. Please register at least 10 minutes before the conference call begins.

A live audio webcast of the conference call will be available on the Investor Relations section of Evercore’s website at www.evercore.com. The webcast will be archived on Evercore’s website for 30 days.

About Evercore

Evercore (NYSE: EVR) is a premier global independent investment banking advisory firm. We are dedicated to helping our clients achieve superior results through trusted independent and innovative advice on matters of strategic significance to boards of directors, management teams and shareholders, including mergers and acquisitions, strategic shareholder advisory, restructurings, and capital structure. Evercore also assists clients in raising public and private capital and delivers equity research and equity sales and agency trading execution, in addition to providing wealth and investment management services to high net worth and institutional investors. Founded in 1995, the Firm is headquartered in New York and maintains offices and affiliate offices in major financial centers in the Americas, Europe, the Middle East and Asia. For more information, please visit www.evercore.com.

Investor Contact:	Katy Haber
Head of Investor Relations & ESG
InvestorRelations@Evercore.com

Media Contacts:	Jamie Easton
Head of Communications & External Affairs
Communications@Evercore.com

Shree Dhond / Zach Kouwe
Dukas Linden Public Relations
Evercore@DLPR.com
(646) 722-6531

Basis of Alternative Financial Statement Presentation

Our Adjusted results are a non-GAAP measure. As discussed further under "Non-GAAP Measures", Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and better reflects how management views its operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of our U.S. GAAP results to Adjusted results is presented in the tables included in the following pages.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore's operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "backlog," "believes," "expects," "potential," "probable," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. All statements, other than statements of historical fact, included in this release are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore's business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under "Risk Factors" discussed in Evercore's Annual Report on Form 10-K for the year ended December 31, 2023, subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and Registration Statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

EVERCORE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2024 AND 2023
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended March 31,
	2024	2023

Revenues
Investment Banking & Equities:
Advisory Fees	$429,838	$462,562
Underwriting Fees	55,535	22,883
Commissions and Related Revenue	48,238	48,065
Asset Management and Administration Fees	18,699	15,958
Other Revenue, Including Interest and Investments	32,693	26,846
Total Revenues	585,003	576,314
Interest Expense(1)	4,188	4,171
Net Revenues	580,815	572,143

Expenses
Employee Compensation and Benefits	387,705	366,872
Occupancy and Equipment Rental	21,944	20,379
Professional Fees	31,219	24,137
Travel and Related Expenses	19,222	15,203
Communications and Information Services	19,167	15,735
Depreciation and Amortization	6,293	6,573
Execution, Clearing and Custody Fees	3,341	2,765
Special Charges, Including Business Realignment Costs	—	2,921
Other Operating Expenses	7,804	10,654
Total Expenses	496,695	465,239

Income Before Income from Equity Method Investments and Income Taxes	84,120	106,904
Income from Equity Method Investments	2,325	1,468
Income Before Income Taxes	86,445	108,372
Provision (Benefit) for Income Taxes	(6,679)	16,131
Net Income	93,124	92,241
Net Income Attributable to Noncontrolling Interest	7,431	8,863
Net Income Attributable to Evercore Inc.	$85,693	$83,378

Net Income Attributable to Evercore Inc. Common Shareholders	$85,693	$83,378

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	38,438	38,510
Diluted	41,080	40,439

Net Income Per Share Attributable to Evercore Inc. Common Shareholders:
Basic	$2.23	$2.17
Diluted	$2.09	$2.06

(1)Includes interest expense on long-term debt.

Adjusted Results
Throughout the discussion of Evercore's business and elsewhere in this release, information is presented on an Adjusted basis, which is a non-generally accepted accounting principles ("non-GAAP") measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), adjusted to exclude certain items and reflect the conversion of certain Evercore LP Units, as well as Unvested Restricted Stock Units, into Class A shares. Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These Adjusted amounts are allocated to the Company's two business segments: Investment Banking & Equities and Investment Management. The differences between the Adjusted and U.S. GAAP results are as follows:
1.Assumed Exchange of Evercore LP Units into Class A Shares. The Adjusted results assume substantially all Evercore LP Units have been exchanged for Class A shares. Accordingly, the noncontrolling interest related to these units is converted to a controlling interest. The Company's management believes that it is useful to provide the per-share effect associated with the assumed conversion of substantially all of these previously granted equity interests and IPO related restricted stock units, and thus the Adjusted results reflect their exchange into Class A shares.
2.Special Charges, Including Business Realignment Costs. Expenses during 2023 that are excluded from the Adjusted presentation relate to the write-off of non-recoverable assets in connection with the wind-down of the Company's operations in Mexico.
3.Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation in the U.S. as the ultimate parent. Certain of the subsidiaries, particularly Evercore LP, have noncontrolling interests held by management or former members of management. As a result, not all of the Company’s income is subject to corporate level taxes and certain other state and local taxes are levied. The assumption in the Adjusted earnings presentation is that substantially all of the noncontrolling interest is eliminated through the exchange of Evercore LP units into Class A common stock of the ultimate parent. As a result, the Adjusted earnings presentation assumes that the allocation of earnings to Evercore LP’s noncontrolling interest holders is substantially eliminated and is therefore subject to statutory tax rates of a C-Corporation under a conventional tax structure in the U.S. and that certain state and local taxes are reduced accordingly.
4.Presentation of Interest Expense. The Adjusted results present Adjusted Investment Banking & Equities Operating Income before interest expense on debt, which is included in interest expense on a U.S. GAAP basis.
5.Presentation of Income from Equity Method Investments. The Adjusted results present Income from Equity Method Investments within Revenue as the Company's Management believes it is a useful presentation.

EVERCORE INC.
U.S. GAAP RECONCILIATION TO ADJUSTED RESULTS
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended
	March 31, 2024	March 31, 2023
Net Revenues - U.S. GAAP	$580,815	$572,143
Income from Equity Method Investments (1)	2,325	1,468
Interest Expense on Debt (2)	4,188	4,171
Net Revenues - Adjusted	$587,328	$577,782

Other Revenue, net - U.S. GAAP	$28,505	$22,675
Interest Expense on Debt (2)	4,188	4,171
Other Revenue, net - Adjusted	$32,693	$26,846

Operating Income - U.S. GAAP	$84,120	$106,904
Income from Equity Method Investments (1)	2,325	1,468
Pre-Tax Income - U.S. GAAP	86,445	108,372
Special Charges, Including Business Realignment Costs (3)	—	2,921
Pre-Tax Income - Adjusted	86,445	111,293
Interest Expense on Debt (2)	4,188	4,171
Operating Income - Adjusted	$90,633	$115,464

Provision (Benefit) for Income Taxes - U.S. GAAP	$(6,679)	$16,131
Income Taxes (4)	(1,330)	774
Provision (Benefit) for Income Taxes - Adjusted	$(8,009)	$16,905

Net Income Attributable to Evercore Inc. - U.S. GAAP	$85,693	$83,378
Special Charges, Including Business Realignment Costs (3)	—	2,921
Income Taxes (4)	1,330	(774)
Noncontrolling Interest (5)	5,844	7,726
Net Income Attributable to Evercore Inc. - Adjusted	$92,867	$93,251

Diluted Shares Outstanding - U.S. GAAP	41,080	40,439
LP Units (6)	2,609	2,756
Unvested Restricted Stock Units - Event Based (6)	12	12
Diluted Shares Outstanding - Adjusted	43,701	43,207

Key Metrics: (a)
Diluted Earnings Per Share - U.S. GAAP	$2.09	$2.06
Diluted Earnings Per Share - Adjusted	$2.13	$2.16

Operating Margin - U.S. GAAP	14.5%	18.7%
Operating Margin - Adjusted	15.4%	20.0%

Effective Tax Rate - U.S. GAAP	(7.7%)	14.9%
Effective Tax Rate - Adjusted	(9.3%)	15.2%

(a) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE MONTHS ENDED MARCH 31, 2024
(dollars in thousands)
(UNAUDITED)

	Investment Banking & Equities Segment
	Three Months Ended March 31, 2024
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking & Equities:
Advisory Fees	$429,838	$688	(1)	$430,526
Underwriting Fees	55,535	—		55,535
Commissions and Related Revenue	48,238	—		48,238
Other Revenue, net	28,117	4,188	(2)	32,305
Net Revenues	561,728	4,876		566,604

Expenses:
Employee Compensation and Benefits	377,287	—		377,287
Non-Compensation Costs	105,551	—		105,551
Total Expenses	482,838	—		482,838

Operating Income (a)	$78,890	$4,876		$83,766

Compensation Ratio (b)	67.2%			66.6%
Operating Margin (b)	14.0%			14.8%

	Investment Management Segment
	Three Months Ended March 31, 2024
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$18,699	$1,637	(1)	$20,336
Other Revenue, net	388	—		388
Net Revenues	19,087	1,637		20,724

Expenses:
Employee Compensation and Benefits	10,418	—		10,418
Non-Compensation Costs	3,439	—		3,439
Total Expenses	13,857	—		13,857

Operating Income (a)	$5,230	$1,637		$6,867

Compensation Ratio (b)	54.6%			50.3%
Operating Margin (b)	27.4%			33.1%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE MONTHS ENDED MARCH 31, 2023
(dollars in thousands)
(UNAUDITED)

	Investment Banking & Equities Segment
	Three Months Ended March 31, 2023
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking & Equities:
Advisory Fees	$462,562	$71	(1)	$462,633
Underwriting Fees	22,883	—		22,883
Commissions and Related Revenue	48,065	—		48,065
Other Revenue, net	21,301	4,171	(2)	25,472
Net Revenues	554,811	4,242		559,053

Expenses:
Employee Compensation and Benefits	357,071	—		357,071
Non-Compensation Costs	92,009	—		92,009
Special Charges, Including Business Realignment Costs	2,921	(2,921)	(3)	—
Total Expenses	452,001	(2,921)		449,080

Operating Income (a)	$102,810	$7,163		$109,973

Compensation Ratio (b)	64.4%			63.9%
Operating Margin (b)	18.5%			19.7%

	Investment Management Segment
	Three Months Ended March 31, 2023
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$15,958	$1,397	(1)	$17,355
Other Revenue, net	1,374	—		1,374
Net Revenues	17,332	1,397		18,729

Expenses:
Employee Compensation and Benefits	9,801	—		9,801
Non-Compensation Costs	3,437	—		3,437
Total Expenses	13,238	—		13,238

Operating Income (a)	$4,094	$1,397		$5,491

Compensation Ratio (b)	56.5%			52.3%
Operating Margin (b)	23.6%			29.3%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT AND CONSOLIDATED RESULTS
(dollars in thousands)
(UNAUDITED)

	U.S. GAAP
	Three Months Ended March 31,
	2024	2023
Investment Banking & Equities
Net Revenues:
Investment Banking & Equities:
Advisory Fees	$429,838	$462,562
Underwriting Fees	55,535	22,883
Commissions and Related Revenue	48,238	48,065
Other Revenue, net	28,117	21,301
Net Revenues	561,728	554,811

Expenses:
Employee Compensation and Benefits	377,287	357,071
Non-Compensation Costs	105,551	92,009
Special Charges, Including Business Realignment Costs	—	2,921
Total Expenses	482,838	452,001

Operating Income (a)	$78,890	$102,810

Investment Management
Net Revenues:
Asset Management and Administration Fees	$18,699	$15,958
Other Revenue, net	388	1,374
Net Revenues	19,087	17,332

Expenses:
Employee Compensation and Benefits	10,418	9,801
Non-Compensation Costs	3,439	3,437
Total Expenses	13,857	13,238

Operating Income (a)	$5,230	$4,094

Total
Net Revenues:
Investment Banking & Equities:
Advisory Fees	$429,838	$462,562
Underwriting Fees	55,535	22,883
Commissions and Related Revenue	48,238	48,065
Asset Management and Administration Fees	18,699	15,958
Other Revenue, net	28,505	22,675
Net Revenues	580,815	572,143

Expenses:
Employee Compensation and Benefits	387,705	366,872
Non-Compensation Costs	108,990	95,446
Special Charges, Including Business Realignment Costs	—	2,921
Total Expenses	496,695	465,239

Operating Income (a)	$84,120	$106,904

(a) Operating Income excludes Income (Loss) from Equity Method Investments.

Notes to Unaudited Condensed Consolidated Adjusted Financial Data

For further information on these adjustments, see page A-2.

(1)Income (Loss) from Equity Method Investments has been reclassified to Revenue in the Adjusted presentation.
(2)Interest Expense on Debt is excluded from Net Revenues and presented below Operating Income in the Adjusted results and is included in Interest Expense on a U.S. GAAP basis.
(3)Expenses during 2023 that are excluded from the Adjusted presentation relate to the write-off of non-recoverable assets in connection with the wind-down of the Company's operations in Mexico.
(4)Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation in the U.S. as the ultimate parent. Certain of the subsidiaries, particularly Evercore LP, have noncontrolling interests held by management or former members of management. As a result, not all of the Company’s income is subject to corporate level taxes and certain other state and local taxes are levied. The assumption in the Adjusted earnings presentation is that substantially all of the noncontrolling interest is eliminated through the exchange of Evercore LP units into Class A common stock of the ultimate parent. As a result, the Adjusted earnings presentation assumes that the allocation of earnings to Evercore LP’s noncontrolling interest holders is substantially eliminated and is therefore subject to statutory tax rates of a C-Corporation under a conventional tax structure in the U.S. and that certain state and local taxes are reduced accordingly.
(5)Reflects an adjustment to eliminate noncontrolling interest related to substantially all Evercore LP partnership units which are assumed to be converted to Class A common stock in the Adjusted presentation.
(6)Assumes the exchange into Class A shares of substantially all Evercore LP Units and IPO related restricted stock unit awards in the Adjusted presentation. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the Evercore LP Units are anti-dilutive.